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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  March 17, 2004


                         AMR CORPORATION
     (Exact name of registrant as specified in its charter)


       Delaware                   1-8400                 75-1825172
(State of Incorporation) ( Commission File Number)     (IRS Employer
                                                     Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas           76155
 (Address of principal executive offices)            (Zip Code)


                         (817) 963-1234
                (Registrant's telephone number)







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Item 9.   Regulation FD Disclosure

AMR Corporation is furnishing herewith actual fuel cost, unit cost and capacity and traffic information for January and February as well as current fuel cost, unit cost and capacity and traffic expectations for March, the first quarter and the full year 2004.









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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  March 17, 2004





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AMR EAGLE EYE

March 17, 2004

     Statements in this report contain various forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this document the words "expects", "plans," "anticipates," "believes," and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, the Company's expectations concerning operations and financial conditions, including changes in capacity, revenues, and costs, future financing needs, overall economic conditions, plans and objectives for future operations, the impact on the Company of its results of operations for the past three years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based on information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. This document includes forecasts of unit cost and revenue performance, fuel prices, capacity estimates and liquidity expectations, each of which is a forward-looking statement. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations. The following factors, in addition to other possible factors not listed, could cause the Company's actual results to differ materially from those expressed in forward-looking statements: the uncertain financial and business environment the Company faces, the struggling economy, high fuel prices and the availability of fuel, continuing U.S. military involvement in Iraq, conflicts in the Middle East or elsewhere, historically low fare levels and the general competitive environment, the Company's ability to implement its restructuring program and the effect of the program on the Company's operational performance and service levels, uncertainties with respect to the Company's international operations, changes in the Company's business strategy, actions by U.S. or foreign government agencies, the possible occurrence of additional terrorist attacks, another outbreak of SARS or another disease that affects travel behavior, the inability of the Company to satisfy existing liquidity requirements or other covenants in certain of its or American's credit agreements and the availability of future financing. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Form 10-K for the year ended December 31, 2003.


Performance Update

Costs: Fuel prices are higher than anticipated, however, increased fuel costs will only slightly impact our 1Q04 CASM
guidance.   Positive variances versus our expectations in a
number of other expense lines are largely offsetting fuel price increases, resulting in revised mainline CASM guidance for 1Q04 of 9.48 cents, a 16.8 percent reduction year over year. Our full year 2004 fuel price guidance has changed from $0.87/gallon to $0.99/gallon.

Revenue: For the first quarter, any year over year unit revenue benefits from improving structural and macro-economic conditions are likely to be more than offset by intensifying competition - particularly on transcontinental routes - and the effects of significant increases in industry capacity.

Liquidity: We expect to end the quarter with a cash and short-term investment balance of more than $3.0 billion, plus approximately $500 million in restricted cash and short-term investments. In February, AA issued $180 million of Fixed Rate Secured Notes due 2009 and AMR issued $324 million of senior convertible notes due 2024.


                                        Kathy Bonanno
                                        Director Investor Relations



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AMR EAGLE EYE


Fuel Forecast

Fuel Hedge Position:
       1Q04       Hedged on 21% of consumption at $23/bbl WTI Crude

American Mainline Fuel Price Including Hedges and Taxes
                                            Actual              Forecast
                                          Jan    Feb        Mar   1Q04    2004
        Fuel Price (dollars/gal)         0.99   1.03       1.01   1.01    0.99
        Fuel Consumption (MM gals)      249.2  235.9      254.0  739.1  3,020.6


Unit Cost Forecast

AMR Consolidated Cost per ASM
                                            Actual              Forecast
                                          Jan    Feb        Mar   1Q04   2004
        AMR Cost per ASM (cents)        10.05  10.04       9.68   9.92   9.75
        Yr/Yr B/(W)*                     12.7%  18.1%      17.3%  16.0%   7.3%



American Mainline Operations Cost per ASM
                                            Actual              Forecast
                                         Jan    Feb        Mar   1Q04   2004
         AA Cost per ASM (cents)         9.63  9.59       9.24   9.48   9.34
         Yr/Yr B/(W)*                    13.4% 18.9%      18.0%  16.7%   8.1%



Capacity and Traffic Forecast

AA Mainline Operations
                                     Actual Yr/Yr H/(L)  Forecast Yr/Yr H/(L)
                                         Jan     Feb       Mar   1Q04   2004
        Capacity                         1.0%   11.8%      5.0%   5.7%   6.3%
         Domestic                       (2.8%)   8.8%      2.0%   2.4%   2.8%
         International                  10.4%   19.3%     14.6%  14.6%  10.8%

        Traffic                          4.0%   12.1%      6.1%   7.2%   5.2%

Regional Affiliate Operations
                                     Actual Yr/Yr H/(L)  Forecast Yr/Yr H/(L)
                                         Jan     Feb        Mar   1Q04   2004
        Capacity                        16.2%   31.1%     22.1%  22.8%  26.1%
        Traffic                         24.1%   38.2%     29.5%  30.4%  26.8%



* Compared to 2003 unit costs as reported